Exhibit 99.4
[HIBERNIA HOMESTEAD BANK LOGO]
NOTICE OF SPECIAL MEETING OF MEMBERS
To Be Held on                     , 2008
     NOTICE IS HEREBY GIVEN that a special meeting of the members of Hibernia Homestead Bank will be held at the office of Hibernia Homestead Bank located at 325 Carondelet Street, New Orleans, Louisiana on                     , 2008, at ___:00 __.m., Central time, to consider and vote upon:
1.	The approval of a Plan of Conversion pursuant to which Hibernia Homestead Bank will convert from a Louisiana-chartered mutual savings bank to a Louisiana-chartered stock savings bank and issue all its capital stock to Hibernia Homestead Bancorp, Inc., which will offer shares of common stock for sale in a public stock offering; and

2.	Such other business as may properly come before the special meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.
     The Board of Directors has fixed                     , 2008 as the voting record date for the determination of members entitled to notice of and to vote at the special meeting and at any adjournment thereof. Only those members of Hibernia Homestead Bank of record as of the close of business on that date who continue to be members on the date of the special meeting will be entitled to vote at the special meeting or at any such adjournment.
     The following proxy statement and the accompanying prospectus contain a more detailed description of Hibernia Homestead Bank, Hibernia Homestead Bancorp, Inc. and the proposed conversion.

By Order of the Board of Directors A. Peyton Bush, III President and Chief Executive Officer
New Orleans, Louisiana
                    , 2008

The Board of Directors recommends that you sign, date and mark the enclosed proxy card(s) “FOR” the approval of the Plan of Conversion, and return the card(s) in the enclosed postage-paid envelope. This will not prevent you from voting in person if you attend the special meeting. If you hold more than one deposit account at Hibernia Homestead Bank, you may receive more than one proxy card depending on the ownership structure of the accounts. Please vote all proxy cards received.
Not voting will have the same effect as voting “AGAINST” the proposal. Voting does not obligate you to purchase shares of Hibernia Homestead Bancorp, Inc. common stock in the offering.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
     The following are answers to frequently asked questions. Important information is contained in the accompanying prospectus of Hibernia Homestead Bancorp, Inc. which we have incorporated by reference in this proxy statement by referring you to the applicable section in the prospectus. The sections entitled “Summary” and “The Conversion and Offering” beginning on page ___and page ___, respectively, provide detailed information about Hibernia Homestead Bancorp and Hibernia Homestead Bank and the conversion.
Q.	What is the purpose of the special meeting?

A.	At our special meeting, members will act upon the proposal to approve our Plan of Conversion as described on the attached Notice of Special Meeting of Members. If you sign, date and mark the enclosed proxy card(s) and return the card(s) in the enclosed envelope your vote will be cast by the proxies at the special meeting on your behalf. A vote with respect to the Plan of Conversion will also constitute a vote on the amended and restated Articles of Incorporation and Bylaws of Hibernia Homestead Bank.

Q.	What is a conversion?

A.	A conversion is a change in corporate form of organization. Currently, Hibernia Homestead Bank is a Louisiana-chartered mutual savings bank. As a result of the conversion and offering, Hibernia Homestead Bank will become a Louisiana-chartered stock savings bank. Hibernia Homestead Bank will be wholly-owned by our recently formed Louisiana corporation, Hibernia Homestead Bancorp, Inc. Hibernia Homestead Bancorp will sell shares of its common stock to depositors of Hibernia Homestead Bank, the public and to our employee stock ownership plan. The plan of conversion is subject to the approval of Hibernia Homestead Bank members as of , 2008.

Q.	Who is entitled to vote?

A.	Only our members with deposit accounts as of the close of business on the record date for the special meeting, , 2008, are entitled to vote at the meeting. Members are entitled to cast one vote for each $100 on deposit, subject to a limit of 1,000 votes.

Q.	Why should I vote on the Plan of Conversion?

A.	Our Board of Directors believes that converting to a public company will best support Hibernia Homestead Bank’s future growth. Each Hibernia Homestead Bank voting member (members on , 2008) who is eligible to vote received a proxy card with this proxy statement. The accompanying prospectus includes detailed information with regard to the plan of conversion, which cannot be implemented without the approval of our members.

Q.	How do I vote?

A.	Mark your vote, sign each proxy card enclosed and return the card(s) in the enclosed postage prepaid envelope. Please vote promptly. Not voting has the same effect as voting “AGAINST” the Plan of Conversion.

Q.	What happens if I DO NOT vote?

A.	Your vote is very important. Not voting all the proxy card(s) you receive will have the same effect as voting “AGAINST” the Plan of Conversion. Without sufficient votes “FOR” the Plan of Conversion, we will not proceed with the conversion, and the related stock offering will be cancelled.

Q.	Why did I receive more than one proxy card?

A.	If you had more than one deposit account on , 2008, you may have received more than one proxy card, depending on the ownership structure of your deposit accounts. Please promptly vote all the proxy cards that we sent to you.

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Q.	More than one name appears on my proxy card(s). Who must sign?

A.	The names reflect the registration of your deposit account(s). Proxy cards for joint deposit accounts require the signature of only one of the account holders. Proxy cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

Q.	What are the reasons for the conversion and offering?

A.	The conversion and offering are intended to provide an additional source of capital not currently available to Hibernia Homestead Bank as a mutual institution. The net proceeds raised in the offering will allow us to better serve the needs of our community by:
•	financing the expansion of our business activities including future lending and operational growth;

•	enhancing existing products and services, including expanding home equity lines of credit and supporting the development of new products and services, including commercial deposit products;

•	continuing to upgrade our technology infrastructure, marketing, training programs and staff recruitment; and

•	enhancing our ability to attract and retain qualified directors, officers and other employees through stock-based incentive plans.
We may use the net proceeds retained by us to:
•	fund benefit plans, such as purchases of common stock for our recognition and retention plan;

•	repurchase shares of our common stock; and

•	fund other general corporate purposes.
Q.	Will the conversion affect my deposit accounts or loans?

A.	No. The conversion will not affect the balance or terms of deposit accounts or loans. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits. Deposit accounts are not being converted to stock.

Q.	Will customers notice any change in Hibernia Homestead Bank’s day-to-day activities as a result of the conversion?

A.	No. It will be business as usual. The conversion is a change in our corporate structure. There will be no change to management or staff as a result of the conversion.
YOUR VOTE IS IMPORTANT. Not returning a proxy card has the same effect as a vote AGAINST the proposal. The Board of Directors urges a vote FOR the proposal.
Please Promptly Vote and Mail Your Proxy Card(s).

Additional Questions?
Call our Conversion Center at ___-___-___, from
10:00 a.m. to 4:00 p.m., Central time, Monday through Friday.
The Conversion Center is closed weekends and bank holidays.

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Hibernia Homestead Bank
Proxy Statement
Special Meeting of Members
To Be Held on                     , 2008
Introduction
     This proxy statement, together with the accompanying prospectus of Hibernia Homestead Bancorp, Inc., is being furnished to members of Hibernia Homestead Bank as of the close of business on                     , 2008 in connection with the solicitation by the Board of Directors of proxies to be voted at the special meeting of members of Hibernia Homestead Bank, and at any adjournments. The special meeting will be held on                     , 2008, at the office of Hibernia Homestead Bank located at 325 Carondelet Street, New Orleans, Louisiana at ___:00 __.m., Central time. This proxy statement and related materials are first being mailed to members on or about                     , 2008.
     On May 2, 2008, the Board of Directors of Hibernia Homestead Bank adopted a Plan of Conversion subject to the approval of Hibernia Homestead Bank’s members, the Louisiana Office of Financial Institutions and the Federal Deposit Insurance Corporation. Under the Plan of Conversion, Hibernia Homestead Bank will convert from a Louisiana-chartered mutual savings bank to a Louisiana-chartered stock savings bank which will be wholly owned by Hibernia Homestead Bancorp, Inc., a Louisiana corporation, which will offer shares of common stock for sale in a public offering. The Plan of Conversion also provides that substantially all of the assets and all of the liabilities, including the deposit accounts, of Hibernia Homestead Bank in its mutual form will become assets and liabilities of Hibernia Homestead Bank in its stock form.
     In adopting the Plan of Conversion, the Board of Directors has determined that the conversion is in the best interests of Hibernia Homestead Bank, its customers and the communities that it serves.
Voting Rights and Vote Required For Approval
     Pursuant to the laws and regulations of the Louisiana Office of Financial Institutions, the Plan of Conversion must be approved by at least a majority of the votes eligible to be cast by the members at a meeting called for such purpose.
     Each member of Hibernia Homestead Bank with at least $100 on deposit at the close of business on                     , 2008, the voting record date, will be entitled to vote on the Plan of Conversion. Each vote with respect to the Plan of Conversion will also constitute a vote on the proposed amended and restated stock form Articles of Incorporation and Bylaws of Hibernia Homestead Bank.
     At the special meeting, each member will be entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all of his or her deposit accounts in Hibernia Homestead Bank as of the                     , 2008 voting record date with a maximum of 1,000 votes per depositor. In general, accounts held in different ownership capacities will be treated as separate memberships for purposes of applying the 1,000 vote limitation. For example, if two persons hold a $100,000 deposit account in their joint names and each of the persons also holds a separate account for $100,000 in his or her own name, each person would be entitled to 1,000 votes for each separate account and together they would be entitled to cast an additional 1,000 votes for the joint account. A majority of the votes entitled to be cast must be present in person or by proxy at the special meeting to constitute a quorum for the transaction of business.
     The affirmative vote of a majority of the total outstanding votes entitled to be cast at the special meeting is required for approval of the Plan of Conversion. Consequently, not voting will have the same effect as voting against the Plan of Conversion. According to Hibernia Homestead Bank’s records, as of the voting record date, there were ___ members entitled to cast                      votes at the special meeting. If there are not sufficient votes for approval of the Plan of Conversion at the time of the special meeting, the special meeting may be adjourned to permit further solicitation of proxies.
The Board of Directors Recommends that You Vote FOR the Approval of the Plan of Conversion.

Voting by Proxy
     The Board of Directors of Hibernia Homestead Bank is soliciting the proxy which accompanies this proxy statement furnished to members for use at the special meeting and at any adjournment thereof. Each proxy solicited hereby, if properly executed, duly returned before the special meeting and not revoked prior to or at the special meeting, will be voted at the special meeting in accordance with your instructions as indicated on the proxy. If no contrary instructions are given, the executed proxy will be voted in favor of the Plan of Conversion. If any other matters properly come before the special meeting, the persons named as proxies will vote upon such matters according to their discretion. Except with respect to procedural matters incident to the conduct of the special meeting, no additional matters are expected to come before the special meeting.
     Proxies may be solicited by officers, directors and employees of Hibernia Homestead Bank personally, by telephone or further correspondence without additional compensation.
     Deposits held in a trust or other fiduciary capacity may be voted by the trustee or other fiduciary to whom voting rights are delegated under the trust instrument or other governing document or applicable law. In the case of individual retirement accounts at Hibernia Homestead Bank, the beneficiary must direct the custodian’s vote by returning a properly completed proxy card to Hibernia Homestead Bank.
     The Board of Directors urges each member as of the close of business on                     , 2008 to sign, date and mark the enclosed proxy card(s) and return the card(s) in the enclosed postage-paid envelope promptly, even if you do not intend to purchase common stock of Hibernia Homestead Bancorp and even if you expect to attend the special meeting. This will ensure that your vote will be counted.
Ability to Revoke Your Proxy
     Any member giving a proxy may revoke it at any time before it is voted by delivering to the secretary of Hibernia Homestead Bank, Michael G. Gretchen, either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the special meeting. Proxies are being solicited only for use at the special meeting and any and all adjournments, and will not be used for any other meeting.
Incorporation of Information by Reference
     A copy of Hibernia Homestead Bancorp’s prospectus dated                     , 2008 accompanies this proxy statement and is incorporated herein by reference. The prospectus sets forth a description of the Plan of Conversion and offering of common stock by Hibernia Homestead Bancorp in the section entitled “The Conversion and Offering.” Such section also describes the effects of the conversion on the depositors of Hibernia Homestead Bank, including the tax consequences of the conversion and the establishment of a liquidation account for the benefit of certain depositors of Hibernia Homestead Bank. Upon completion of the conversion, the Articles of Incorporation of Hibernia Homestead Bank will be amended and restated to reflect the conversion from mutual to stock form.
     Information regarding Hibernia Homestead Bancorp and Hibernia Homestead Bank is set forth in the prospectus in the sections entitled “Summary — The Companies.” The prospectus also describes the business and financial condition of Hibernia Homestead Bank in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business of Hibernia Homestead Bank.” The historical financial statements of Hibernia Homestead Bank are included in the prospectus. See also “Selected Financial and Other Data” [and “Recent Developments of Hibernia Homestead Bank”] in the prospectus. Information regarding the use of proceeds of the offerings conducted in connection with the conversion, the historical capitalization of Hibernia Homestead Bank and the pro forma capitalization of Hibernia Homestead Bancorp, and other pro forma data are also set forth in the prospectus in the sections entitled “How We Intend to Use the Proceeds From the Offering,” “Our Capitalization,” and “Unaudited Pro Forma Data.”
     The prospectus also provides information regarding the names, ages, business experience and compensation of Hibernia Homestead Bank’s directors and executive officers, as well as our current and proposed stock benefit plans. See the section captioned “Management” in the prospectus.

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Where You Can Find Additional Information
     You may request in writing a copy of the Plan of Conversion and amended and restated Articles of Incorporation and Bylaws of Hibernia Homestead Bank from Hibernia Homestead Bank. Any such requests should be directed to Hibernia Homestead Bank, 325 Carondelet Street, New Orleans, Louisiana 70130. You may also request a copy of the Plan of Conversion and amended and restated Articles of Incorporation and Bylaws by contacting the Conversion Center at the telephone number shown below.
     Hibernia Homestead Bank has filed an Application for Conversion with the Louisiana Office of Financial Institutions pursuant to which it will convert from a Louisiana-chartered mutual savings bank to a Louisiana-chartered stock savings bank and issue shares of capital stock to Hibernia Homestead Bancorp, which in turn will sell shares of its common stock in a public offering in accordance with the terms of the Plan of Conversion. This proxy statement and the prospectus omit certain information contained in such application. The application may be inspected at the principal office of the Louisiana Office of Financial Institutions located at 8660 United Plaza Boulevard, Baton Rouge, Louisiana 70809-7024. An application with respect to the Plan of Conversion also has been filed with the Federal Deposit Insurance Corporation.
     Hibernia Homestead Bancorp, Inc. has filed with the Securities and Exchange Commission a registration statement on Form S-1 (File No. 333-                    ) under the Securities Act of 1933 with respect to the common stock being offered in connection with the conversion. This proxy statement and the prospectus do not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the Securities and Exchange Commission. Such information may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies may be obtained at prescribed rates from the Public Reference Section of the Securities and Exchange Commission at the same address. The public may obtain more information on the operations of the public reference room by calling 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a website that contains registration statements and other reports regarding registrants that file electronically with the Securities and Exchange Commission (such as Hibernia Homestead Bancorp). The address of the Securities and Exchange Commission’s website is http://www.sec.gov. The statements contained in the prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions and are not necessarily complete; each such statement is qualified by reference to such contract or document.
     Please remember to mark, sign, date and return the enclosed proxy card(s) in the enclosed postage-paid envelope so that your important vote will be counted at the special meeting. Please vote all proxy cards you receive.
     This proxy statement is neither an offer to sell nor the solicitation of any offer to buy stock. The offer is made only by the prospectus.
Your Vote is Very Important. Please Vote and Mail Your Proxy Card(s).
Your Board of Directors Recommends a Vote “FOR” the Proposal.

Questions?
Call our Conversion Center at (___) ___-___ from
10:00 a.m. to 4:00 p.m. Central time, Monday through Friday.
The Conversion Center is close weekends and bank holidays.

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HIBERNIA HOMESTEAD BANK	REVOCABLE PROXY
     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HIBERNIA HOMESTEAD BANK FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON                     , 2008 AND ANY ADJOURNMENT THEREOF.
     The undersigned, being a member of Hibernia Homestead Bank, hereby authorizes the Board of Directors of Hibernia Homestead Bank, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the special meeting to be held at Hibernia Homestead Bank’s main office located at 325 Carondelet Street, New Orleans, Louisiana on                     , 2008, at ___.m., Central time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:
(1)	The approval of a Plan of Conversion pursuant to which Hibernia Homestead Bank will convert from a Louisiana-chartered mutual savings bank to a Louisiana-chartered stock savings bank and issue all of its capital stock to Hibernia Homestead Bancorp, Inc., which will offer shares of common stock for sale in a public offering; and
☐ FOR                    ☐ AGAINST
(2)	To vote, in their discretion, upon such other business as may properly come before the special meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.
     This proxy, if executed, will be voted FOR approval of the Plan of Conversion if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed [BLUE] envelope.

HIBERNIA HOMESTEAD BANK	REVOCABLE PROXY
     Any member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Hibernia Homestead Bank either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the special meeting.
     The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of Hibernia Homestead Bank called for                     , 2008, a Proxy Statement for the special meeting and prospectus of Hibernia Homestead Bancorp prior to the signing of this Proxy.

Signature	Date

Signature	Date

Note: Please sign exactly your name appears on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.
IMPORTANT: PLEASE VOTE, DATE AND SIGN ALL PROXIES AND RETURN IN THE ENCLOSED [BLUE] ENVELOPE.